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PRICEWATERHOUSECOOPERS                                                 EXHIBIT 7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement of MONY America Variable Account L on Form S-6 (File No. 333-56969) of our reports dated February 11, 1998 and February 27, 1998 on our audits of the financial statements of MONY America Variable Account L and MONY Life Insurance Company of America, respectively.

     We also consent to the references to our Firm under the captions "Independent Accountants" and "Financial Statements" in the Prospectus.

                                          PricewaterhouseCoopers LLP
New York, New York
September 14, 1998